Exhibit 5.5

Our ref: DEH/60049-30030

SIDLEY AUSTIN LLP 70 ST MARY AXE LONDON, EC3A 8BE +44 20 7360 3600 +44 20 7626 7937 FAX AMERICA • ASIA PACIFIC • EUROPE

To:                             Amcor Finance (USA), Inc.

2801 SW 149th Avenue, Suite 350

Miramar, Florida 33027

United States of America

Bemis Company, Inc.2301 Industrial Drive

Neenah, Wisconsin 54956

United States of America

Amcor UK Finance PLC
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

9 March 2020

Dear Sirs

Registration Statement on Form S-1
Guarantees of Notes by Amcor UK Finance PLC

PART 1

INTRODUCTION

1.                                      INTRODUCTION

We have acted as legal advisers as to English law to Amcor UK Finance PLC (the “Company”) in relation to the offering by Bemis Company, Inc (“Bemis”) of its 4.500% Guaranteed Senior Notes due 2021 and its 3.100% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (as defined below)(together, the “Bemis Notes”) in exchange for its outstanding Guaranteed

Sidley Austin LLP is a limited liability partnership formed and registered under the laws of the
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A list of names of partners in the partnership is available at 70 St Mary Axe, London, EC3A 8BE.

Authorised and regulated by the Solicitors Regulation Authority under number 79075.

Senior Notes of the corresponding series that have not been registered under the Securities Act and the offering by Amcor Finance (USA), Inc. (“Amcor Finance)”) of its 3.625% Guaranteed Senior Notes due 2026 and its 4.500% Guaranteed Senior Notes due 2028 (together, the “Amcor Finance Notes” and the Bemis Notes and the Amcor Finance Notes, together, the “Notes”) that have been registered under the Securities Act in exchange for its outstanding Guaranteed Senior Notes of the corresponding series that have not been registered under the Securities Act and the guarantees given by the Company in respect of the Notes (each a “Guarantee” and, together, the “Guarantees”).

We have been asked by the Company to give an opinion in respect of certain matters of English law relating to the Company and the Guarantees.  We have taken instructions solely from the Company.

We are giving this opinion in connection with the Registration Statement on Form S-1 (the “Registration Statement”) relating to  the offerings of the Notes referred to above which is to be filed under the United States Securities Act of 1933, as amended (the “Securities Act”) with the United States Securities and Exchange Commission (the “SEC”).

2.                                      SCOPE

This letter is limited to English law as applied by the English courts as at the date of this letter and shall be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. In particular:

(a)                                 by giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect;

(b)                                 to the extent that the laws of any other jurisdiction may be relevant, our opinion is subject to the effect of such laws;

(c)                                  we express no opinion as to whether the Registration Statement contains all the information required by applicable law and/or regulation; and

(d)                                 we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

The opinion in this letter is limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter.

3.                                      DOCUMENTS

For the purpose of giving this opinion we have examined the following documents:

(a)                                 the New York law governed indenture dated 13 June 2019 made between, inter alios, Amcor Finance, the Company, Amcor plc and Deutsche Bank Trust Company Americas, as trustee (the “Amcor Finance Notes Indenture”), pursuant to which the Amcor Finance Notes are to be issued;

(b)                                 the New York law governed indenture dated 13 June 2019 made between, inter alios, Bemis, the Company, Amcor plc and Deutsche Bank Trust Company Americas, as trustee (the “Bemis Notes Indenture” and together with the Amcor Finance Notes Indenture, the “Opinion Documents”), pursuant to which the Bemis Notes are to be issued;

(c)                                  the forms of global certificate representing each series of Notes;

(d)                                 the results of searches made on 8 May 2019, 13 June 2019 and 6 March 2020 in each case made on our behalf by Armadillo Business Information of the records relating to the Company held by the Registrar of Companies at Companies House (the “Company Searches”); and

(e)                                  officer’s certificates dated 13 June 2019 and 9 March 2020 (the “Officer’s Certificates”) attaching certified copies of:

(i)                                     the constitutional documents of the Company as at the date of the relevant certificate;

(ii)                                  the minutes of meetings of the board of directors of the Company held on 2 April 2019 and 25 April 2019;

(iii)          the minutes of the Company in general meetings dated 25 April 2019, together with the notices of such general meetings; and

(iv)                              the signing power of attorney referred to in the board minutes referred to above.

We have also made an enquiry of the Central Index of Winding-Up and Administration Petitions (the “Central Index”) in respect of the Company on 6 March 2020 at 10:08am (London time) (the “Insolvency Search” and, together with the Company Searches, the “Searches”).

Except as noted above, we have not made any enquiries or searches concerning the Company or examined any contracts or other documents entered into by or affecting the Company.

4.                                      ASSUMPTIONS

For the purpose of this opinion and in considering the documents listed in paragraph 3 above we have (with your consent and without any further enquiry) assumed:

(a)                                the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us, whether as originals or copies;

(b)                                the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(c)                                 where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen form;

(d)                                the lack of bad faith and absence of fraud, coercion, duress or undue influence on the part of any party to the Opinion Documents or their respective directors, employees, agents and (with the exception of Sidley Austin LLP and its affiliated partnerships, including, in particular, Sidley Austin (Sydney)) advisers;

(e)                                 the truth, accuracy and completeness at all relevant times of each statement contained in all board minutes, resolutions and certificates referred to in paragraph 3 (Documents) above;

(f)                                  the directors of the Company, in authorising the execution and delivery of each of the Opinion Documents and the performance of its obligations thereunder, have exercised their powers and duties in accordance with all applicable laws;

(g)                                 the minutes of each meeting of the board of directors of the Company referred to in paragraph 3 (Documents) are a true record of the proceedings described therein of duly convened, constituted, quorate and conducted meetings of the board of directors of the Company acting in the interests of and in accordance with the constitution of the Company, the relevant meetings were duly held and the resolutions passed thereat have not subsequently been revoked or amended and remain in full force and effect, in each case as confirmed by the Officer’s Certificate;

(h)                                 as at the date of execution of the Opinion Documents the Company had not, and as at the date of this letter the Company has not, received a direction from its sole shareholder under article 4 of its articles of association restricting any powers of the board of directors of the Company to execute the Opinion Documents or enter into any transaction referred to in the Opinion Documents, as confirmed in the Officer’s Certificate dated 9 March 2020;

(i)                                    the general meeting of the Company referred to paragraph 3 (Documents) as duly convened and held and the resolutions set out in the notice of such meeting were duly passed and filed or notified in accordance with the Companies Act 2006 and remain in full force and effect, in each case as confirmed by the Officer’s Certificate;

(j)                                   the Company is not and, as at the date of execution of the Opinion Documents was not, unable to pay its debts within the meaning of Section 123 of the Insolvency 1986 Act and did not become unable to do so as a result of entering into or performing its obligations under the Opinion Documents;

(k)                                the information disclosed by the Searches was accurate as at the date of those searches and has not since then been altered;

(l)                                    the Company Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of the Company Searches, and the Insolvency Search did not fail to elicit any material information;

(m)                            for the purposes of our opinion set forth in paragraph 5(d) of this letter:

(i)                                    the Opinion Documents were executed by persons authorised to execute them on behalf of the Company in a form which was a “physical whole”, meaning that, in each case, the entire document (and not only the signature pages) was printed and the authorised signatories of the Company  signed the “physical whole” document;

(ii)                                 the documents referred to in sub-paragraph (i) above were, in each case, in identical form to the documents signed by the other parties thereto; and

(iii)                              the persons who signed the Opinion Documents on behalf of the Company  evidenced an intention that the Opinion Documents should be unconditionally effective and released from any escrow arrangements which may have been established; and

(n)                                that, at the time the Company entered into the Opinion Documents, either:

(i)                                    no person had acquired shares in the Company and incurred liability (including as such expression is explained in section 683(2)(a) of the Companies Act 2006) for the purpose of such acquisition which was still outstanding; or

(ii)                                 if a person had acquired shares in the Company and incurred such a liability, the entering into of any of the Opinion Documents was not for the purpose of reducing or discharging such liability (including as such expression is explained in section 683(2)(b) of the Companies Act 2006).

5.                                      OPINIONS

Based upon and subject to the assumptions and qualifications set out in this letter and having regard to such legal considerations as we have deemed relevant, we are of the following opinions:

(a)                                The Company is, and was as at the date of execution of the Opinion Documents, validly existing as a public company incorporated in England and Wales with limited liability under the Companies Act 1985 under registered number 04160806.

(b)                                As at the date of execution of the Opinion Documents the Company had the necessary corporate power to enter into and perform its obligations under the Indenture and the Guarantees.

(c)                                 As at the date of execution of the Opinion Documents the Company had taken the necessary corporate action to authorise the entry into and performance by it of its obligations under the Indenture and the Guarantees.

(d)                                The Opinion Documents have been validly executed and delivered by the Company (other than to the extent that execution and delivery thereof is governed by a law other than English law).

(e)                                 The Searches disclosed no winding-up resolution, order or petition, no administration application, administration order, appointment of an administrator or notice of intention to appoint an administrator served by the company or its directors, no appointment of a liquidator or provisional liquidator, no appointment of a receiver, manager or administrative receiver, no voluntary arrangement, no moratorium and no recognition order under the Cross-Border Insolvency Regulations 2006 (SI 2006/1030) in respect of, the Company.

6.                                      QUALIFICATIONS

Our opinion is subject to the qualifications set out below.

(a)                                Although there is considerable overlap between the types of English insolvency process capable of being disclosed by the Company Searches and the Insolvency Searches there are differences and some are not capable of being disclosed by either type of Search: for example, a notice of intention to appoint an administrator served by the holder of a qualifying floating charge.  Moreover, neither type of Search is capable of disclosing the commencement of foreign insolvency proceedings.

(b)                                As regards insolvency processes capable of being disclosed, the Searches are not conclusive for a number of reasons.  In the case of the Insolvency Search relevant information passed to the Companies Court may not be entered on the Central Index immediately (or at all) and as regards winding-up, administration process or moratorium initiated in a County Court or District Registry, details of the relevant filing may not be notified to the Central Index and entered on such records on a timely basis (or at all).  We have not made enquiries of any County Court or District Registry as to any such matters.  In the case of the Company Searches, information required to be filed with the Registrar of Companies is not in all cases required to be filed immediately (and may not be filed at all or on time) and, once filed, the information may not be made publicly available immediately (or at all).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement  and to the use of this firm’s name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Yours faithfully

/s/ Sidley Austin LLP

Sidley Austin LLP